Exhibit 99.1

Datasea Announces Closing of $2.0 Million Underwritten

Public Offering

BEIJING, September 13, 2023 /PRNewswire/ – Datasea Inc., (NASDAQ: DTSS) ("Datasea" or the "Company"), a Nevada incorporated digital technology corporation engaged in converging and innovative business segments for intelligent acoustics and 5G messaging technology in China, today announced the closing of its underwritten public offering of 5,000,000 shares of common stock at a public offering price of $0.40 per share, for aggregate gross proceeds of approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 750,000 shares of common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any.

EF Hutton, division of Benchmark Investments, LLC, acted as the sole book-running manager for the offering.

The common stock was offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-272889), which was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on July 21, 2023, and the accompanying prospectus contained therein.

The offering was being made only by means of a prospectus supplement and accompanying prospectus. The final prospectus supplement and accompanying base prospectus relating to the securities being offered in the Offering were filed with the SEC on September 13, 2023.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained on the SEC’s website at http://www.sec.gov or by contacting EF Hutton, division of Benchmark Investments, LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhuttongroup.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Datasea Inc.

Datasea Inc., was incorporated in Nevada in 2014 and was listed on the NASDAQ Capital Market in December 2018 under the symbol DTSS. Datasea is a leading provider of products, services, and solutions for enterprise and retail customers in converging and innovative industries, Intelligent Acoustics and 5G messaging business, especially focusing on ultrasonic, infrasound and directional sound technology. Datasea leverages cutting-edge technologies in the realm of intelligent acoustics, especially harnessing the power of ultrasonic sterilization to combat viruses and prevent human infections. Alongside this, the Company delves into innovations in directional sound and medical ultrasonic cosmetology. With a diverse product lineup, Datasea is devoted to enhancing the quality of life using sound-based solutions. In a strategic move to mark its presence in the global arena, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, USA, on July 31, 2023. This venture underlines Datasea's dedication to "Intelligent Acoustics" and marks its ambition to offer avant-garde antiviral acoustic solutions at ultrasonic disinfection and sterilization, ultrasonic cosmetology, acoustic medical care, and acoustic agriculture to the US and international market to reach a wider consumer audience. Simultaneously, the establishment of production, assembly, and sales channels, coupled with the reinforcement of technological enhancements and collaborations with international technology laboratories, augments the prospects for the enduring progress of Datasea Acoustics LLC. For additional information, please visit: www.dataseainc.com. Datasea routinely posts important information on its website. Twitter @Dataseainc, https://twitter.com/Dataseainc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on September 28, 2022, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Investor and Media Contact:

Datasea Inc. Investor relations
Email: investorrelations@shuhaixinxi.com